Exhibit 4.4

GFI Group Inc.,

as Issuer,

BGC Partners, Inc.,

as Guarantor

and

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 4, 2015

TO THE INDENTURE

Dated as of July 19, 2011

First Supplemental Indenture (this “Supplemental Indenture”), dated as of November 4, 2015, among GFI Group Inc., a Delaware corporation (the “Company”), BGC Partners, Inc., a Delaware corporation (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee, under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of July 19, 2011 (the “Indenture”);

WHEREAS, the Company has heretofore created and issued under the Indenture a series of securities referred to as the 8.375% Senior Notes due 2018 in the current aggregate principal amount outstanding of $240,000,000, the form of which has been filed by the Company as Exhibit 4.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-177459) filed with the Securities and Exchange Commission on November 14, 2011 (the “Notes”);

WHEREAS, the Guarantor and the Company have entered into a Guarantee, dated as of July 10, 2015, by and between the Guarantor and the Company (a copy of which is attached hereto as Exhibit A), pursuant to which the Guarantor has fully and unconditionally guaranteed all of the Company’s obligations under the Indenture and the Notes on the terms and conditions set forth therein (the “Guarantee”);

WHEREAS, the Guarantor and the Company have agreed to execute and deliver to the Trustee this Supplemental Indenture to include the terms of the Guarantee in the Indenture (the “Amendment”);

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture with respect to the Amendment without the consent of any Holders of Notes;

WHEREAS, the Company has delivered to the Trustee (i) a Company Resolution authorizing the execution and delivery of this Supplemental Indenture, (ii) a Company Request requesting that the Trustee join in the execution and delivery of this Supplemental Indenture and (iii) an Officers’ Certificate and an Opinion of Counsel required by Sections 102 and 903 of the Indenture with respect to this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Effectiveness. This Supplemental Indenture shall become effective upon execution and delivery of this Supplemental Indenture by the Company, the Guarantor and the Trustee, whereupon the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby.

2. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or in the form of Note, as the case may be.

3. Agreement to Guarantee. The Guarantor covenants and agrees as follows with respect to the Guarantee:

(a) The Guarantor confirms that, pursuant to the Guarantee, it absolutely, unconditionally, fully and irrevocably guarantees the Notes and obligations of the Company thereunder and under the Indenture, and guarantees to each Holder of a Note, and to the Trustee itself and on behalf of each Holder of a Note, that (i) the principal of, interest on and Change of Control Repurchase Price with respect to the Notes shall be paid in full when due, whether at the Stated Maturity Date or a Change of Control Repurchase Date, by acceleration or otherwise (including the amount that would become due but for the operation of any automatic stay provision of any bankruptcy law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the

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extent lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes shall be paid in full or performed or observed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed or observed in accordance with the terms of the extension or renewal, whether at the Stated Maturity Date or Change of Control Repurchase Date, by acceleration or otherwise.

(b) The Guarantor’s obligations under the Guarantee shall be unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Indenture or the Notes or the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions of the Indenture or the Notes (other than those which expressly release, discharge or otherwise affect the Guarantee), any release of any other Notes Guarantor (as defined below), the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Notes Guarantor.

(c) The Guarantor waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice, marshalling of assets, set-off, counterclaim and all demands whatsoever and covenants and agrees that the Guarantee shall not be discharged as to the Notes, except by complete performance of the obligations contained in the Indenture, the Notes and the Guarantee. The Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection.

(d) In the event of a default in payment of principal of, interest on or Change of Control Repurchase Price with respect to the Notes, whether at the Stated Maturity Date or a Change of Control Repurchase Date, by acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders of the Notes, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company or any other Notes Guarantor. If, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights or remedies to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes under the Guarantee, the Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Notes Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Notes Guarantor, any amount paid by any of them to such Holder or the Trustee or otherwise as a result of the bankruptcy or insolvency of the Company or any Notes Guarantor, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. As between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) subject to the Guarantee, the maturity of the obligations guaranteed by the Guarantee may be accelerated as provided in Section 502 of the Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Guarantee, and (ii) in the event of any acceleration of such obligations as provided in Section 502 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

(f) The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or any Notes Guarantor for bankruptcy, liquidation or reorganization, should the Company or any Notes Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s or any Notes Guarantor’s assets, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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4. Contribution; Subrogation. In the event that the Notes are guaranteed by one or more Subsidiaries or other Persons (such Subsidiary or Subsidiaries, together with any other Person that guarantees the Notes and the Guarantor, the “Notes Guarantors”), under the Guarantee the Company shall ensure that all Notes Guarantors shall covenant and agree, and the Guarantor covenants and agrees, that in order to provide for just and equitable contribution among the Notes Guarantors, in the event any payment or distribution is made by any Notes Guarantor under its guarantee, such Notes Guarantor will be entitled to a contribution from any other Notes Guarantor in a pro rata amount based on the net assets of each Notes Guarantor determined in accordance with GAAP. Under the Guarantee, the Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to its Notes Guarantee; provided, however, that if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Notes shall have been paid in full.

5. Pari Passu. The Guarantor’s obligations under the Guarantee shall rank pari passu with the Guarantor’s other senior unsecured debt obligations from time to time outstanding.

6. Guarantee Effective. Under the Guarantee, the Guarantor covenants and agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

7. Trustee Not Responsible for Recitals. The recitals and statements contained herein shall be taken as the statements of the Company and Guarantor, and the Trustee does not assume any responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture.

8. Supplemental Indenture Controls. In the event of a conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

9. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than the New York General Obligations Law Section 5-1401.

10. Multiple Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

11. Confirmation of the Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect, except as supplemented and amended hereby.

12. Effects of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

13. Successors and Assigns. All covenants and agreements in this Supplemental Indenture made by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

14. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

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15. Obligations Under Indenture. For the avoidance of doubt, the Guarantor shall not be bound by any covenants or agreements under the Indenture except as set forth in the Guarantee or this Supplemental Indenture or as otherwise required by the Trust Indenture Act of 1939, as amended.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GFI GROUP INC., as Issuer

By:	/s/ James A. Peers
Name: James A. Peers
Title: Chief Financial Officer

BGC PARTNERS, INC., as Guarantor

By:	/s/ A. Graham Sadler
Name: A. Graham Sadler
Title: Chief Financial Officer

Signature Page to First Supplemental Indenture Respecting GFI Group Inc’s 8.375% Senior Notes due 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valerie Boyd
Name: Valerie Boyd
Title: Vice President

Signature Page to First Supplemental Indenture Respecting GFI Group Inc’s 8.375% Senior Notes due 2018

EXHIBIT A

Guarantee

GFI Group Inc.,

as Issuer,

and

BGC Partners, Inc.,

as Guarantor

GUARANTEE

GUARANTEE (this “Guarantee”), dated as of July 10, 2015, between BGC Partners, Inc., a Delaware corporation (the “Guarantor”) and GFI Group Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), an indenture, dated as of July 19, 2011 (the “Indenture”);

WHEREAS, the Company has heretofore created and issued under the Indenture a series of securities referred to as the 8.375% Senior Notes due 2018 in the initial aggregate principal amount of $250,000,000, the form of which has been filed by the Company as Exhibit 4.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-177459) filed with the Securities and Exchange Commission on November 14, 2011 (the “Notes”); and

WHEREAS, the Guarantor has agreed to execute and deliver to the Company this Guarantee pursuant to which the Guarantor shall fully and unconditionally guarantee all of the Company’s obligations under the Indenture and the Notes on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or in the form of Note, as the case may be.

2. Agreement to Guarantee. The Guarantor hereby covenants and agrees as follows:

(a) The Guarantor hereby absolutely, unconditionally, fully and irrevocably guarantees the Notes and obligations of the Company thereunder and under the Indenture, and guarantees to each Holder of a Note, and to the Trustee itself and on behalf of each Holder of a Note, that (i) the principal of, interest on and Change of Control Repurchase Price with respect to the Notes shall be paid in full when due, whether at the Stated Maturity Date or a Change of Control Repurchase Date, by acceleration or otherwise (including the amount that would become due but for the operation of any automatic stay provision of any bankruptcy law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes shall be paid in full or performed or observed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed or observed in accordance with the terms of the extension or renewal, whether at the Stated Maturity Date or Change of Control Repurchase Date, by acceleration or otherwise.

(b) The Guarantor’s obligations hereunder shall be unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Indenture or the Notes or the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions of the Indenture or the Notes (other than those which expressly release, discharge or otherwise affect this Guarantee), any release of any other Notes Guarantor (as defined below), the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Notes Guarantor.

(c) The Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice, marshalling of assets, set-off, counterclaim and all demands whatsoever and covenants and agrees that this Guarantee shall not be discharged as to the Notes, except by complete performance of the obligations contained in the Indenture, the Notes and this Guarantee. The Guarantor hereby acknowledges that this Guarantee is a guarantee of payment and not of collection.

(d) In the event of a default in payment of principal of, interest on or Change of Control Repurchase Price with respect to the Notes, whether at the Stated Maturity Date or a Change of Control Repurchase Date, by acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders of the Notes, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company or any other Notes Guarantor. If, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights or remedies to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Notes Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Notes Guarantor, any amount paid by any of them to such Holder or the Trustee or otherwise as a result of the bankruptcy or insolvency of the Company or any Notes Guarantor, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. As between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) subject to this Guarantee, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 502 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Section 502 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

(f) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or any Notes Guarantor for bankruptcy, liquidation or reorganization, should the Company or any Notes Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s or any Notes Guarantor’s assets, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

3. Contribution; Subrogation. In the event that the Notes are guaranteed by one or more Subsidiaries or other Persons (such Subsidiary or Subsidiaries, together with any other Person that guarantees the Notes and the Guarantor, the “Notes Guarantors”), the Company shall ensure that all Notes Guarantors shall covenant and agree, and the Guarantor hereby covenants and agrees, that in order to provide for just and equitable contribution among the Notes Guarantors, in the event any payment or distribution is made by any Notes Guarantor under its Guarantee, such Notes Guarantor will be entitled to a contribution from any other Notes Guarantor in a pro rata amount based on the net assets of each Notes Guarantor determined in accordance with GAAP. The Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to its Notes Guarantee; provided, however, that if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Notes shall have been paid in full.

4. Pari Passu. The Guarantor’s obligations under this Guarantee shall rank pari passu with the Guarantor’s other senior unsecured debt obligations from time to time outstanding.

5. Guarantee Effective. The Guarantor hereby covenants and agrees that this Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

6. Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than the New York General Obligations Law Section 5-1401.

7. Counterparts. This Guarantee may be executed in counterparts, each of which shall be an original and both of which shall constitute but one and the same instrument.

8. Effects of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. Successors and Assigns. All covenants and agreements in this Guarantee made by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

10. Separability Clause. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

11. Obligations Under Indenture. For the avoidance of doubt, the Guarantor shall not be bound by any covenants or agreements under the Indenture except as necessary to enable the Trustee, as a third party beneficiary, to enforce this Guarantee itself and on behalf of the Holders of the Notes.

12. Third Party Beneficiaries. The Trustee, itself and on behalf of the Holders of the Notes, is an intended third party beneficiary of this Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed, all as of the date first above written.

GFI GROUP INC.

By:	/s/ Shaun D. Lynn
Name: Shaun D. Lynn
Title: President

BGC PARTNERS, INC.

By:	/s/ A. Graham Sadler
Name: A. Graham Sadler
Title: CFO

[Signature Page to BGC Partners, Inc. Guarantee of GFI 8.375% notes]